                                                               Exhibit (m)(9)(i)


                                    FORM OF

                        AMENDED AND RESTATED SCHEDULE A

                              WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                      FOR

                                ING MUTUAL FUNDS

                                 CLASS B SHARES

                                              MAXIMUM COMBINED
                                                SERVICE AND
                                             DISTRIBUTION FEES
                                             -----------------
                                            (as a percentage of          LAST CONTINUED/
FUND                                     average daily net assets)      APPROVED BY BOARD          REAPPROVAL DATE
----                                                                    -----------------          ---------------
ING Emerging Countries Fund                        1.00%                  July 11, 2002           September 1, 2003

ING International SmallCap Growth Fund             1.00%                  July 11, 2002           September 1, 2003

ING Worldwide Growth Fund                          1.00%                  July 11, 2002           September 1, 2003







ING Global Equity Dividend Fund*                   1.00%                February 25, 2003         September 1, 2004

ING Foreign Fund*                                  1.00%                  May 29, 2003            September 1, 2004


* This Amended and Restated Schedule A to the Services and Distribution Plan will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.